DHI Group Reports Continued Growth in Ongoing Tech-Focused Revenue

NEW YORK, New York August 1, 2019 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”) today announced the following financial results for the second quarter ended June 30, 2019.

Second Quarter 2019 Financial Highlights

▪	Revenues were $37.4 million. Ongoing tech-focused[1] revenues were up 1% year over year and 2% excluding the effect of foreign exchange

▪	Dice revenues were $23.2 million, down 1%, compared to the prior year period and up slightly on a sequential basis

▪	eFinancialCareers revenues were $8.1 million, in line with the prior year period, excluding foreign exchange

▪	ClearanceJobs revenues were $6.0 million, up 17% year over year

▪	Net income was $3.1 million, or $0.06 per diluted share, compared to a net loss of $(0.2) million, or $0.00 per diluted share in the year ago quarter

▪	Cash flow from operations was $11.1 million

▪	Cash was $7.6 million; total debt reduced to $10 million

▪	Adjusted EBITDA[2] was $9.1 million and Adjusted EBITDA margin[2] was 24%

Commenting on the quarter, Art Zeile, President and CEO of DHI Group, Inc., said:

"We are pleased to report our second consecutive quarter of year-over-year growth in our ongoing tech-focused1 revenues, reflecting the solid progress we continue to make on our product, sales and marketing efforts. We further strengthened our product offering, adopting several industry leading product features from ClearanceJobs into our Dice and eFinancialCareers brands, and continued to build out our commercial sales team, which was launched late last year. While we still have lots of work ahead, we expect these efforts will further position DHI to become the industry leader for matching tech professionals with employers."

1 Excludes Dice Europe, which ceased operations August 31, 2018.
2 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.

Second Quarter 2019 Product Highlights

Dice

▪	Released Candidate Match, which uses DHI's AI-based technology skills data model to grade each candidate's skills, experience and relevance against the requirements of a job posting.

▪
Launched improved employer Jobs Management in beta, with new features including improved search, metrics-at-a-glance and usage status, that enable a better workflow for our clients when it comes to managing their job postings.

▪	Launched new personalized Dice.com home page for candidates that curates job recommendations, suggests profile updates and highlights salary predictions and career paths based on their profile.

▪	Launched Job Search and Job Alerts in beta, which deliver improved search relevance and user experience to candidates by applying our tech skills data model.

eFinancialCareers

▪
Launched Recruiter Profile, which is the first step in creating a trusted network between recruiters and candidates. Recruiters can now create a profile with personalized photos, contact information and job postings that can be shared with candidates.

▪
Launched Messaging platform in beta, which is an in-app messaging service that allows recruiters and candidates to chat in real time. In ClearanceJobs, Messaging and Recruiter Profile were successful in more than doubling recruiter connections with candidates.

ClearanceJobs

▪
Launched BrandAmp, which gives employers effective new ways to bring their job postings to life. With large format photos, videos, social links and featured company recruiters, BrandAmp creates a compelling first impression to security-cleared professionals.

Business Outlook
The Company expects its ongoing tech-focused1 business will continue to achieve modest year over year revenue growth in the second half of the year. The Company further anticipates that Dice will turn to positive year over year revenue growth in the fourth quarter of 2019. The Company expects its Adjusted EBITDA margin2 for the full year to be approximately 23%, as the Company continues to increase its product and engineering capacity, as well as invest in more sales and marketing resources to accelerate growth. The Company is unable to provide guidance for net income because it cannot reasonably assess the impact of stock-based compensation and income tax expense.

1 Excludes Dice Europe, which ceased operations August 31, 2018.
2 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.

Conference Call Information

Art Zeile, President and Chief Executive Officer, and Luc Grégoire, Chief Financial Officer, will host a conference call today, August 1, 2019, at 5:00 p.m. Eastern Time to discuss the Company’s financial results, recent developments and progress on its tech-focused strategy.

The call can be accessed by dialing (877) 790-5362 (in the U.S.) or (647) 689-5635 (outside the U.S.) and entering the conference ID 8686066 or asking to be placed into the DHI Group, Inc. call. A live webcast of the call will simultaneously be available through the Investor Relations section of the Company’s website, https://www.dhigroupinc.com and available for replay after the call ends.

About DHI Group, Inc.

DHI Group, Inc. (NYSE: DHX) is a leading provider of data, insights and employment connections through our specialized services for technology professionals and other select online communities. Our mission is to empower technology professionals and organizations that hire them to compete and win through expert insights and relevant employment connections. Employers and recruiters use our websites and services to source, hire and connect with the most qualified and highly-skilled technology professionals, while professionals use our websites and services to find ideal employment opportunities, relevant job advice and tailored career-related data. For over 25 years, we have built our Company on providing employers and professionals with career connections, news, tools and information. Today, we serve multiple markets in North America, Europe, the Middle East and the Asia Pacific region. Find out more at www.dhigroupinc.com.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, measures in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted Revenues, Adjusted EBITDA and Adjusted EBITDA margin provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The non-GAAP measures apply to consolidated results and results by segment or other measure as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Adjusted Revenues

Adjusted Revenues is a non-GAAP metric used by management to measure operating performance. Adjusted Revenues represents Revenues less the revenues of divested businesses. We consider Adjusted Revenues to be an important measure to evaluate the performance of our ongoing businesses and provide comparable results excluding our divestitures.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP metrics used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock based compensation, losses resulting from certain dispositions outside the ordinary course of business including prior negative operating results of those divested businesses, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the credit agreement, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock based compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, interest income, business interruption insurance proceeds, and any income or gain resulting from certain dispositions outside the ordinary course of business, including prior positive operating results of those divested businesses, and gains related to legal claims that are unusual in nature or infrequent.
We also consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.

Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by Adjusted Revenues.

Adjusted Revenues, Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, net income, operating income, cash provided by operating activities, or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future results of operations. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-

looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, competition from existing and future competitors in the highly competitive markets in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the uncertainty surrounding the United Kingdom’s future departure from the European Union, including uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We undertake no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Investor Contact

Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact

Rachel Ceccarelli
Director of Corporate Communications
212-448-8288
media@dhigroupinc.com

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2019	2018	2019	2018

Revenues	$37,359	$41,595	$74,479	$84,666

Operating expenses:
Cost of revenues	3,916	4,749	7,741	9,906
Product development	4,391	5,129	8,587	10,592
Sales and marketing	13,774	16,387	28,053	32,654
General and administrative	7,790	8,787	15,718	19,169
Depreciation	2,361	2,325	4,786	4,615
Amortization of intangible assets	—	191	—	482
Disposition related and other costs	825	2,118	1,700	3,129
Total operating expenses	33,057	39,686	66,585	80,547
Gain (loss) on sale of businesses, net	(537)	(839)	(537)	3,800
Operating income	3,765	1,070	7,357	7,919
Interest expense and other	(219)	(489)	(324)	(1,035)
Other expense	—	(24)	—	(33)
Income before income taxes	3,546	557	7,033	6,851
Income tax expense	485	762	2,384	3,553
Net income (loss)	$3,061	$(205)	$4,649	$3,298

Basic earnings per share	$0.06	$—	$0.10	$0.07
Diluted earnings per share	$0.06	$—	$0.09	$0.07

Weighted average basic shares outstanding	48,918	48,722	48,513	48,491
Weighted average diluted shares outstanding	51,875	48,722	51,139	49,406

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income (loss)	$3,061	$(205)	$4,649	$3,298
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	2,361	2,325	4,786	4,615
Amortization of intangible assets	—	191	—	482
Deferred income taxes	150	458	95	540
Amortization of deferred financing costs	37	48	74	97
Stock based compensation	1,620	1,580	3,078	4,089
Impairment of fixed and intangible assets	—	168	—	168
Change in accrual for unrecognized tax benefits	89	100	210	320
(Gain) loss on sale of businesses, net	537	839	537	(3,800)
Changes in operating assets and liabilities:
Accounts receivable	6,015	2,526	3,806	13,482
Prepaid expenses and other assets	(189)	(275)	187	795
Capitalized contract costs	253	(360)	961	(1,758)
Accounts payable and accrued expenses	73	2,162	(7,546)	(3,845)
Income taxes receivable/payable	(67)	(1,109)	1,429	567
Deferred revenue	(2,879)	(6,947)	1,906	(10,692)
Other, net	76	(122)	203	(61)
Net cash flows from operating activities	11,137	1,379	14,375	8,297
Cash flows from (used in) investing activities:
Cash received from sale of businesses	2,683	14,022	2,683	17,542
Purchases of fixed assets	(3,234)	(2,411)	(6,286)	(4,236)
Net cash flows from (used in) investing activities	(551)	11,611	(3,603)	13,306
Cash flows used in financing activities:
Payments on long-term debt	(7,000)	(22,000)	(22,000)	(28,000)
Proceeds from long-term debt	—	3,000	14,000	5,000
Payments under stock repurchase plan	—	(95)	(491)	(95)
Purchase of treasury stock related to vested restricted stock units	(518)	(142)	(1,050)	(467)
Net cash flows used in financing activities	(7,518)	(19,237)	(9,541)	(23,562)
Effect of exchange rate changes	(149)	(411)	(90)	(560)
Net change in cash and cash equivalents for the period	2,919	(6,658)	1,141	(2,519)
Cash and cash equivalents, beginning of period	4,694	16,207	6,472	12,068
Cash and cash equivalents, end of period	$7,613	$9,549	$7,613	$9,549

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	June 30, 2019	December 31, 2018
Current assets
Cash and cash equivalents	$7,613	$6,472
Accounts receivable, net	18,960	22,850
Income taxes receivable	629	2,203
Prepaid and other current assets	3,087	7,330
Total current assets	30,289	38,855
Fixed assets, net	17,470	15,890
Acquired intangible assets	39,000	39,000
Capitalized contract costs	6,982	7,939
Goodwill	153,823	153,974
Deferred income taxes	140	136
Operating lease right of use asset	17,077	—
Other assets	2,553	2,591
Total assets	$267,334	$258,385

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$17,028	$25,030
Operating lease liabilities	4,099	—
Deferred revenue	56,936	54,723
Income taxes payable	1,023	1,168
Total current liabilities	79,086	80,921
Long-term debt, net	9,362	17,288
Deferred income taxes	10,543	10,444
Deferred revenue	1,073	1,363
Accrual for unrecognized tax benefits	1,890	1,680
Operating lease liabilities	13,671	—
Other long-term liabilities	405	1,334
Total liabilities	116,030	113,030
Total stockholders’ equity	151,304	145,355
Total liabilities and stockholders’ equity	$267,334	$258,385

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three and six month periods ended June 30, 2019 and 2018 and balance sheets as of June 30, 2019 and December 31, 2018 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA
(Unaudited)
(dollars in thousands, except per customer data)

	For the three months ended June 30,		For the six months ended June 30,
	2019	2018	2019	2018
Reconciliation of Net Income to Adjusted EBITDA:
Net income (loss)	$3,061	$(205)	$4,649	$3,298
Interest expense	217	489	326	1,035
Income tax expense	485	762	2,384	3,553
Depreciation	2,361	2,325	4,786	4,615
Amortization of intangible assets	—	191	—	482
Non-cash stock based compensation	1,620	1,580	3,078	4,089
(Gain) loss on sale of businesses, net	537	839	537	(3,800)
Disposition related and other costs	825	2,118	1,700	3,129
Legal contingencies and related fees	19	231	163	1,620
Divested businesses	—	(861)	—	(2,215)
Other	2	26	(2)	34
Adjusted EBITDA	$9,127	$7,495	$17,621	$15,840

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$11,137	$1,379	$14,375	$8,297
Interest expense	217	489	326	1,035
Amortization of deferred financing costs	(37)	(48)	(74)	(97)
Income tax expense	485	762	2,384	3,553
Deferred income taxes	(150)	(458)	(95)	(540)
Change in accrual for unrecognized tax benefits	(89)	(100)	(210)	(320)
Change in accounts receivable	(6,015)	(2,526)	(3,806)	(13,482)
Change in deferred revenue	2,879	6,947	(1,906)	10,692
Disposition related and other costs	825	2,118	1,700	3,129
Legal contingencies and related fees	19	231	163	1,620
Divested businesses	—	(861)	—	(2,215)
Changes in working capital and other	(144)	(438)	4,764	4,168
Adjusted EBITDA	$9,127	$7,495	$17,621	$15,840

Dice Recruitment Package Customers
Beginning of period	6,100	6,200	6,200	6,450
End of period	6,100	6,200	6,100	6,200

Average for the period (1)	6,100	6,200	6,100	6,250

Dice Average Monthly Revenue per Recruitment Package Customer (2)	$1,130	$1,110	$1,132	$1,111

(1) Reflects the daily average of recruitment package customers during the period.
(2) Reflects the simple average of each period presented.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands)

	For the three months ended June 30, 2019
Reconciliation of Operating Income to Adjusted EBITDA:	Tech-focused	Other	Total
Operating income	$3,765	$—	$3,765
Depreciation	2,361	—	2,361
Non-cash stock based compensation	1,620	—	1,620
Disposition related and other costs	825	—	825
Legal contingencies and fees	19	—	19
Loss on sale of business	537	—	537
Adjusted EBITDA	$9,127	$—	$9,127

	For the three months ended June 30, 2018
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech-focused	Other	Total
Operating income (loss)	$1,384	$(314)	$1,070
Depreciation	2,224	101	2,325
Amortization of intangible assets	—	191	191
Non-cash stock based compensation	1,537	43	1,580
Disposition related and other costs	2,118	—	2,118
Legal contingencies and fees	231	—	231
Gain on sale of businesses	—	839	839
Divested businesses	—	(861)	(861)
Other	1	1	2
Adjusted EBITDA	$7,495	$—	$7,495

	For the six months ended June 30, 2019
Reconciliation of Operating Income to Adjusted EBITDA:	Tech-focused	Other	Total
Operating income	$7,357	$—	$7,357
Depreciation	4,786	—	4,786
Non-cash stock based compensation	3,078	—	3,078
Disposition related and other costs	1,700	—	1,700
Legal contingencies and fees	163	—	163
Loss on sale of businesses	537	—	537
Adjusted EBITDA	$17,621	$—	$17,621

	For the six months ended June 30, 2018
Reconciliation of Operating Income to Adjusted EBITDA:	Tech-focused	Other	Total
Operating income	$3,040	$4,879	$7,919
Depreciation	4,381	234	4,615
Amortization of intangible assets	—	482	482
Non-cash stock based compensation	3,936	153	4,089
Disposition related and other costs	2,862	267	3,129
Legal contingencies and fees	1,620	—	1,620
Divested businesses	—	(2,215)	(2,215)
Gain on sale of business	—	(3,800)	(3,800)
Other	1	—	1
Adjusted EBITDA	$15,840	$—	$15,840

	For the three months ended June 30, 2019
Reconciliation of Revenues to Adjusted Revenues	Tech-focused	Other	Total
Revenues	$37,359	$—	$37,359
Divested businesses	—	—	—
Adjusted Revenues	$37,359	$—	$37,359

	For the three months ended June 30, 2018
Reconciliation of Revenues to Adjusted Revenues	Tech-focused	Other	Total
Revenues	$38,344	$3,251	$41,595
Divested businesses	—	(3,251)	(3,251)
Adjusted Revenues	$38,344	$—	$38,344

	For the six months ended June 30, 2019
Reconciliation of Revenues to Adjusted Revenues	Tech-focused	Other	Total
Revenues	$74,479	$—	$74,479
Divested businesses	—	—	—
Adjusted Revenues	$74,479	$—	$74,479

	For the six months ended June 30, 2018
Reconciliation of Revenues to Adjusted Revenues	Tech	Other	Total
Revenues	$76,285	$8,381	$84,666
Divested businesses	—	(8,381)	(8,381)
Adjusted Revenues	$76,285	$—	$76,285

Definitions:
Tech-focused: Dice, Dice Europe (ceased operations on August 31, 2018), eFinancialCareers, ClearanceJobs, Targeted Job Fairs and Corporate.
Other:[1] Hcareers, Rigzone, and BioSpace.

[1] Majority ownership of the BioSpace business was transferred to BioSpace management on January 31, 2018, the RigLogix portion of the Rigzone business was sold on February 20, 2018, Hcareers was sold on May 22, 2018, and majority ownership of the remaining Rigzone business was transferred to Rigzone management on August 31, 2018.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands)
	Revenue
	Q2 2019	Q2 2018	Change	$ Fx Impact
Dice	$23,215	$23,489	(1)%	$—
eFinancialCareers	8,130	8,467	(4)%	(337)
ClearanceJobs	6,014	5,133	17%	—
Tech-focused, excluding Dice Europe	37,359	37,089	1%	(337)
Dice Europe (1)	—	1,255	n.m.	—
Tech-focused	37,359	38,344	(3)%	(337)
Hcareers (2)	—	1,936	n.m.	—
Rigzone (2)	—	1,315	n.m.	—
Other	—	3,251	n.m.	—
Total Revenues	$37,359	$41,595	(10)%	$(337)

Net Income	$3,061	$(205)
Diluted earnings per share	$0.06	$—
Adjusted Revenues	$37,359	$38,344
Adjusted EBITDA	$9,127	$7,495
Adjusted EBITDA Margin	24%	20%

	Revenue
	YTD 2019	YTD 2018	Change	$ Fx Impact
Dice	$46,361	$46,771	(1)%	$—
eFinancialCareers	16,322	17,030	(4)%	(748)
ClearanceJobs	11,796	9,937	19%	—
Tech-focused, excluding Dice Europe	74,479	73,738	1%	(748)
Dice Europe(1)	—	2,547	n.m.	—
Tech-focused	74,479	76,285	(2)%	(748)
Hcareers(2)	—	5,329	n.m.	—
Rigzone(2)	—	2,840	n.m.	—
BioSpace(2)	—	212	n.m.	—
Other	—	8,381	n.m.	—
Total Revenues	$74,479	$84,666	(12)%	$(748)

Net Income	$4,649	$3,298
Diluted earnings per share	$0.09	$0.07
Adjusted Revenues	$74,479	$76,285
Adjusted EBITDA	$17,621	$15,840
Adjusted EBITDA Margin	24%	21%

(1) Dice Europe ceased operations on August 31, 2018.
(2) Majority ownership of the BioSpace business was transferred to BioSpace management on January 31, 2018, the RigLogix portion of the Rigzone business was sold on February 20, 2018, Hcareers was sold on May 22, 2018, and majority ownership of the remaining Rigzone business was transferred to Rigzone management on August 31, 2018.